UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 9, 2019

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD

On August 9, 2019, Hudson Technologies, Inc. (the “Company”) filed a Form 12b-25 (the “Form”) with the Securities and Exchange Commission indicating that the Company will not be in a position to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, but intends to do so within the 5-day extension period provided in Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Form stated that:

Hudson Technologies, Inc. (the “Company”) was not in compliance with (i) the total leverage ratio covenant, calculated as of June 30, 2019, set forth in its Term Loan Credit and Security Agreement, as amended, with U.S. Bank National Association, as agent, and the term loan lenders (the “Term Loan”) and (ii) the minimum liquidity covenant under the Term Loan at July 31, 2019. The Company was also not in compliance with the minimum EBITDA covenant for the four quarters ended June 30, 2019 set forth in its Amended and Restated Revolving Credit and Security Agreement, as amended (the “Revolving Facility”), with PNC Bank, National Association, as administrative agent, collateral agent and lender, PNC Capital Markets LLC as lead arranger and sole bookrunner, and such other lenders thereunder.

The Company is currently seeking a waiver and/or amendment from its lenders under both the Term Loan and the Revolving Facility, which the Company is working to complete on or before August 14, 2019. As a result of the impact of foregoing discussions, the Company is not in a position to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “10-Q”) on a timely basis. The Company is working diligently to resolve these matters and management currently believes that the Company will be in a position to file the aforementioned 10-Q not later than August 14, 2019.

The Form also provided the following preliminary financial information for the quarter and six months ended June 30, 2019:

For the quarter ended June 30, 2019, the Company’s revenues were $56.0 million, a decrease of 3% compared to $57.8 million in the comparable 2018 period. The Company recorded lower of cost or net realizable value adjustments to its inventory of $9.2 million and $34.7 million during the second quarter of 2019 and 2018, respectively. Due in part to the impact of the inventory adjustments referenced above, the Company’s preliminary net loss for the second quarter of 2019 was $13.7 million, or ($0.32) per basic and diluted share, compared to a net loss of $30.6 million or ($0.72) per basic and diluted share in the second quarter of 2018.

For the six months ended June 30, 2019, the Company’s revenues were $90.7 million, a decrease of 10% compared to $100.3 million in the comparable 2018 period. Due in part to the impact of the inventory adjustments referenced above, the Company’s preliminary net loss for the first half of 2019 was $17.8 million, or ($0.42) per basic and diluted share, compared to a net loss of $33.7 million or ($0.79) per basic and diluted share in the first half of 2018.

2

The Company issued a press release on August 14, 2019 announcing its financial results for the second quarter and six-month period ended June 30, 2019. The press release is attached hereto as Exhibit 99.1. The information in this Item and the aforementioned press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated August 14, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2019

HUDSON TECHNOLOGIES, INC.

By:	/s/ Nat Krishnamurti
Name: Nat Krishnamurti
Title: Chief Financial Officer & Secretary

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